EXHIBIT 99.3

THORNBURG MORTGAGE, INC.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

REQUEST FOR WAIVER

TO:	CHIEF FINANCIAL OFFICER	DATED:
THORNBURG MORTGAGE, INC.
150 WASHINGTON AVENUE, SUITE 302
SANTA FE, NEW MEXICO 87501

Telephone: (888) 898-8698                    Fax: (505) 954-5300

This form is to be used only by applicants who are requesting authorization to make an initial cash payment or optional cash payment under the Thornburg Mortgage, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) in excess of the $10,000 monthly maximum limit.

A new form must be completed each month the applicant wishes to make a cash investment in excess of the $10,000 monthly maximum limit. Thornburg Mortgage, Inc. (“Thornburg Mortgage”) will not accept this form unless it is completed in its entirety. Thornburg Mortgage must receive this Request for Waiver before 2:00 p.m. Eastern Time on the second business day prior to the first day of the requested pricing period. Funds for the purchase and the company-approved copy of this form must be received by American Stock Transfer & Trust Company (the “Administrator”) one business day prior to the first day of the requested pricing period.

The applicant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; (ii) the applicant has received a current copy of the Prospectus relating to the Plan; (iii) the applicant shall submit a copy of this Request for Waiver (as approved by Thornburg Mortgage) to the Administrator; and (iv) the applicant shall make payment for the approved cash investment amount as instructed by the Administrator. If required, the applicant must also submit, at this time, an Authorization Form to the Administrator.

Applicant’s signature		Tax Identification Number(s) Date

Joint applicant’s signature		Address

Print name to appear on share certificate		City State Zip

Print joint names to appear on share certificate		Telephone Fax Number

Cash Purchase Amount Requested:

Requested Beginning of Pricing Period:		Requested End of Pricing Period/Investment Date:

ACCEPTED BY THORNBURG MORTGAGE, INC.
Date:
Name:
Title:

Threshold Price, if any:             Applicable Waiver Discount:                  Dollar Amount Accepted:

This Request for Waiver may be withdrawn by the applicant in accordance with the terms of the Plan.

Applicant:

Deliver approved form to American Stock Transfer & Trust Company.

By Regular Mail:	By Hand or Overnight Delivery:	By Fax: 718-921-8367

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
P.O. Box 922	6201 15th Avenue
Wall Street Station	Brooklyn, NY 11219
New York, NY 10269-0560	Phone: 800-278-4353
Attn: Dividend Reinvestment Dept.